UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported):
May 18, 2020

PRA Health Sciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36732	46-3640387
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
  4130 ParkLake Avenue
Suite 400
Raleigh, NC 27612
(919) 786-8200
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Name of exchange on which registered	Trading symbol
Common Stock $0.01 par value	Nasdaq Global Select Market	PRAH

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 18, 2020, the stockholders of PRA Health Sciences, Inc. (the “Company”) approved the PRA Health Sciences, Inc. 2020 Stock Incentive Plan (the “2020 Plan”), authorizing the issuance of up to 2,500,000 shares of common stock, par value $0.01 per share, of the Company. The material terms of the 2020 Plan are described in the Company’s definitive proxy statement, dated April 3, 2020, under the heading “Proposal No. 4 - Approval of the PRA Health Sciences, Inc. 2020 Stock Incentive Plan”, which is incorporated herein by reference.

The 2020 Plan is filed as Exhibit 10.1 hereto.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of shareholders on May 18, 2020.  For more information on the following proposals submitted to shareholders, see the Company’s definitive proxy statement dated April 3, 2020.  Below are the final voting results.

Proposal No. 1 - Election of Directors

The following three individuals were elected to the Company’s Board of Directors to serve as Class III directors until the Company’s 2023 annual meeting of stockholders and until their successors have been duly elected and qualified.

Name	Votes For	Votes Withheld	Broker Non-Votes
Colin Shannon	57,432,261	1,301,398	960,086
James C. Momtazee	58,458,823	274,836	960,086
Alexander G. Dickinson	50,455,290	8,278,369	960,086

Proposal No. 2 - Ratification of Independent Registered Public Accounting Firm

The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 was ratified.

Votes For	Votes Against	Votes Abstained
59,631,691	30,113	31,941

Proposal No. 3 - Non-Binding Vote on Executive Compensation

The stockholders approved, on an advisory, non-binding basis, the compensation paid to the Company’s named executive officers.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
56,234,471	2,465,343	33,845	960,086

Proposal No. 4 - Approval of the PRA Health Sciences, Inc. 2020 Stock Incentive Plan

The stockholders approved the 2020 Plan.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
55,352,377	3,377,109	4,173	960,086

Item 8.01. Other Events

In May 2020, the Compensation Committee of the Company’s Board of Directors approved and adopted new forms of equity grant notices and agreements that will apply to grants of equity to the Company’s executive officers. These new forms contemplate “double trigger” vesting in the event an executive’s employment is terminated by the Company without cause, or the executive terminates employment for certain enumerated reasons, in each case within three months preceding and 18 months following a “Change in Control.” This “double trigger” Change in Control vesting will also apply to previously granted awards to such persons. Previously, the awards for restricted stock and restricted stock units provided for “double trigger” vesting upon a “Change in Control” only if any such termination occurred within 12 months of a “Change in Control” and the awards for options did not have accelerated vesting for a termination following a “Change in Control.” Additionally, the new forms of grant notices and agreements broaden the definition of “Change in Control.” The new forms of notices and agreements are filed as exhibits to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description
10.1	PRA Health Sciences, Inc. 2020 Stock Incentive Plan.
10.2	Form of Option Grant Notice and Agreement under the PRA Health Sciences, Inc. 2020 Stock Incentive Plan
10.3	Form of Restricted Stock Unit Grant Notice and Agreement under the PRA Health Sciences, Inc. 2020 Stock Incentive Plan
104	Cover Page formatted in Inline XBRL

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

PRA Health Sciences, Inc.

Date: May 22, 2020	By:	/s/ Christopher L. Gaenzle
	Name:	Christopher L. Gaenzle
	Title:	Executive Vice President, Chief Administrative Officer and General Counsel